Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange
(952) 745-2755
www.tcfbank.com
FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

Previously Announced Balance Sheet Repositioning Drives TCFs First Quarter 2012 Results

Total Loans and Leases up $1 billion in the first quarter

FIRST QUARTER HIGHLIGHTS

-	Net loss of $282.9 million or $1.78 per share
-	Balance sheet repositioned through reductions and refinance of long-term borrowings and sales of mortgage backed securities at a net loss of $295.8 million, or $1.87 per share
-	Total loans and leases of $15.2 billion, up 7.5 percent from $14.2 billion at December 31, 2011
-	Net interest margin of 4.14 percent, up 22 bps from the fourth quarter 2011
-	Total delinquent loans declined $18.5 million from December 31, 2011
-	Announced quarterly cash dividend of 5 cents per common share, payable May 31, 2012

Summary of Financial Results				Table 1
($ in thousands, except per-share data)				Percent Change
	1Q 2012	4Q 2011	1Q 2011	1Q 2012 vs 4Q 2011	1Q 2012 vs 1Q 2011
Net (loss) income	$ (282,894)	$ 16,443	$ 30,272	N.M.%	N.M.%
Diluted earnings per common share	(1.78)	.10	.21	N.M.	N.M.

Financial Ratios(1)
Return on average assets	(5.96)%	.37%	.68%
Return on average common equity	(63.38)	3.55	8.00
Net interest margin	4.14	3.92	4.06
Net charge-offs as a percentage of average loans and leases	1.06	1.63	1.51

(1) Annualized.
N.M. = Not meaningful.

WAYZATA, MN, April 19, 2012 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported a net loss for the first quarter of 2012 of $282.9 million, or $1.78 per share, inclusive of a net, after-tax charge of $295.8 million, or $1.87 per share, related to repositioning certain investments and borrowings of TCF’s balance sheet.  TCF reported net income of $30.3 million, or 21 cents per share, in the first quarter of 2011 and $16.4 million, or 10 cents per share, in the fourth quarter of 2011.

TCF declared a quarterly cash dividend of 5 cents per common share payable on May 31, 2012 to stockholders of record at the close of business on April 27, 2012.

Chairman’s Statement

“TCF’s first quarter results were highlighted by significant loan and lease growth from our specialty finance businesses, along with the successful completion of the repositioning of our balance sheet,” said William A. Cooper, Chairman and Chief Executive Officer.  “While the balance sheet repositioning resulted in TCF’s first quarterly loss in 17 years, it was absolutely the right thing to do.  Through the elimination of much of the high-cost, long-term debt and the sale of lower yielding, long-term mortgage-backed securities that were significantly limiting our net interest margin, we increased the transparency for the market to see the true franchise value of TCF in future periods.

“The growth in loans and leases during the quarter was primarily in inventory finance and auto finance.  We are very excited about the growth potential of these businesses, especially in a time where many banks are struggling to find disciplined loan growth opportunities.  TCF’s emphasis over the past several years on diversification into additional secured lending-oriented national specialty finance platforms has become a major contributor to TCF’s value proposition.

“With the asset growth tailwind at our back and the elimination of the headwind related to our long-term borrowing costs, we can focus our efforts on growing revenue and continuing overall improvements in credit quality.  We look for our newly launched Choice Checking account product to positively impact both checking account generation and attrition.  Meanwhile, as the economy slowly improves and we continue to focus on our underperforming real estate loans, I am optimistic about our credit outlook for the second half of 2012.  While

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there are still challenges ahead, I am confident that the recent evolution of the bank has put TCF on the right path for success in today’s unique banking environment.”

Total Revenue					Table 2
				Percent Change
($ in thousands)	1Q 2012	4Q 2011	1Q 2011	1Q12 vs 4Q11	1Q12 vs 1Q11
Net interest income	$ 180,173	$ 173,434	$ 174,040	3.9%	3.5%
Fees and other revenue:
Fees and service charges	41,856	51,002	53,513	(17.9)	(21.8)
Card revenue	13,207	13,643	26,584	(3.2)	(50.3)
ATM revenue	6,199	6,608	6,705	(6.2)	(7.5)
Total banking fees	61,262	71,253	86,802	(14.0)	(29.4)
Leasing and equipment finance	22,867	18,492	26,750	23.7	(14.5)
Gains on sales of auto loans	2,250	1,133	-	98.6	N.M.
Other	2,355	1,570	694	50.0	N.M.
Total fees and other revenue	88,734	92,448	114,246	(4.0)	(22.3)
Subtotal	268,907	265,882	288,286	1.1	(6.7)
Gains on securities, net	76,611	5,842	-	N.M.	N.M.

Total revenue	$ 345,518	$ 271,724	$ 288,286	27.2	19.9

Net interest margin(1)	4.14%	3.92%	4.06%
Fees and other revenue as a % of total revenue	25.68	34.02	39.63

(1) Annualized.
N.M. = Not meaningful.

Net Interest Income

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Net interest income for first quarter of 2012 increased $6.1 million, or 3.5 percent, compared with the first quarter of 2011. This increase is primarily due to lower average balances and cost of borrowings resulting from the balance sheet repositioning completed in March 2012, lower average borrowings due to 2011 debt maturities replaced with deposits, decreased rates on various deposit products and higher average loan and lease balances as a result of growth in the inventory finance and auto finance portfolios. These increases were partially offset by decreases in the consumer and commercial real estate portfolio balances and average yields. Net interest income for the first quarter of 2012 increased $6.7 million, or 3.9 percent, compared with the fourth quarter of 2011. This increase is primarily due to increased growth in the inventory finance portfolio, lower average cost of borrowings offset by lower mortgage-backed securities balances resulting from the balance sheet repositioning completed in March 2012, and growth in the auto finance portfolio. These increases were partially offset by decreases in the consumer and commercial real estate portfolio average balances and yields.

•	Net interest margin in the first quarter of 2012 was 4.14 percent, compared with 4.06 percent in the first

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quarter of 2011.  This increase is primarily due to lower average balance and cost of borrowings due to the effects of the balance sheet repositioning completed in March 2012, lower average borrowings due to 2011 debt maturities replaced with deposits, as well as decreased rates on various deposit products.  These increases were partially offset by a decrease in yields in the consumer, commercial, and leasing and equipment finance portfolios as a result of the lower interest rate environment. Net interest margin increased by 22 basis points from 3.92 percent in the fourth quarter of 2011.  This increase is primarily due to a lower average cost of borrowings due to the effects of the balance sheet repositioning completed in March 2012.  This increase was partially offset by decreased levels of higher yielding loans and leases in the consumer, commercial, and leasing and equipment finance portfolios as a result of the lower interest rate environment.

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At March 31, 2012, interest-bearing deposits held at the Federal Reserve and unencumbered securities were $1.1 billion, an increase of $372 million from March 31, 2011 and a decrease of $319 million from December 31, 2011.

Non-interest Income

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Banking fees and service charges in the first quarter of 2012 were $41.9 million, down $11.7 million, or 21.8 percent, from the first quarter of 2011 and down $9.1 million, or 17.9 percent, from the fourth quarter of 2011. The decrease in banking fees and revenues from the first quarter of 2011 was primarily due to changes in customer behaviors and increased levels of checking account attrition. The decrease from the fourth quarter of 2011 was primarily due to modifications to fee structures, seasonality, changes in customer behaviors and checking account attrition. Certain changes in checking account product design were implemented late in the first quarter, which management expects will have a meaningful impact on these revenues in the second quarter and beyond.

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Card revenues were $13.2 million in the first quarter of 2012, a decrease of $13.4 million, or 50.3 percent, from the first quarter of 2011 and down $436 thousand, or 3.2 percent, from the fourth quarter of 2011. Compared with the first quarter of 2011, the average interchange rate per transaction decreased due to new debit card interchange regulations which took effect on October 1, 2011. The decrease in

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card revenue from the fourth quarter of 2011 was primarily due to lower seasonal transaction volume.

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Leasing and equipment finance revenues were $22.9 million in the first quarter of 2012, down $3.9 million, or 14.5 percent, from the first quarter of 2011 and up $4.4 million, or 23.7 percent, from the fourth quarter of 2011. The changes from the prior periods were attributable to differing levels of customer-initiated lease activity.

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TCF sold $72 million of auto loans and recognized $2.3 million in associated gains during the first quarter of 2012, compared with the sale of $37.4 million of auto loans and recognition of $1.1 million in associated gains during the fourth quarter of 2011.

Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
($ in thousands)	1Q 2012	4Q 2011	1Q 2011	1Q 2012 vs 4Q 2011	1Q 2012 vs 1Q 2011
Period-End:
Consumer real estate	$ 6,815,909	$ 6,895,291	$ 7,062,035	(1.2)%	(3.5)%
Commercial	3,467,089	3,449,492	3,608,356.5		(3.9)
Leasing and equipment finance	3,118,755	3,142,259	3,079,966	(.7)	1.3
Inventory finance	1,637,958	624,700	1,011,044	162.2	62.0
Auto finance	139,047	3,628	-	N.M.	N.M.
Other	29,178	34,885	35,140	(16.4)	(17.0)
Total	$ 15,207,936	$ 14,150,255	$ 14,796,541	7.5	2.8

Average:
Consumer real estate	$ 6,845,063	$ 6,933,051	$ 7,101,959	(1.3)	(3.6)
Commercial	3,457,720	3,476,660	3,623,463	(.5)	(4.6)
Leasing and equipment finance	3,128,329	3,043,329	3,119,669	2.8	.3
Inventory finance	1,145,183	766,885	872,785	49.3	31.2
Auto finance	85,562	1,442	-	N.M.	N.M.
Other	17,582	17,944	21,757	(2.0)	(19.2)
Total	$ 14,679,439	$ 14,239,311	$ 14,739,633	3.1	(.4)

N.M. = Not meaningful.

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Period end loans and leases were $15.2 billion at March 31, 2012, an increase of $411.4 million, or 2.8 percent, compared with March 31, 2011, and $1.1 billion, or 7.5 percent, compared with December 31, 2011. The increases in total loans and leases from March 31, 2011 and December 31, 2011 were primarily due to growth in the inventory finance and auto finance portfolios. The increase in the inventory finance portfolio, from the first quarter of 2011 was primarily due to the funding of dealers of Bombardier Recreational Products Inc. (“BRP”), a new program commencing on February 1, 2012. The

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increase from the fourth quarter of 2011 was primarily due to seasonal growth in the lawn and garden programs and the funding of BRP® dealers.  Auto finance loans are expected to grow throughout 2012 as Gateway One expands its sales force, the number of active dealers and the number of states in its network. Gateway One increased its portfolio of managed loans, including loans, loans held for sale, and loans sold and serviced for others, by 39.1 percent to $555.8 million at March 31, 2012 from $399.7 million at December 31, 2011. Gateway One expanded its active dealers to 4,452 at March 31, 2012, from 3,438 at December 31, 2011.

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Average loans and leases were $14.7 billion at March 31, 2012, a decrease of $60.2 million, or .4 percent, compared with March 31, 2011, and an increase of $440.1 million, or 3.1 percent, compared with December 31, 2011. The decrease in average loans and leases from March 31, 2011 was primarily due to a decrease in the consumer real estate and commercial portfolios, offset by growth in the inventory finance, auto finance and leasing and equipment finance portfolios. The increase in average loans and leases from December 31, 2011 was primarily due to growth in the inventory finance, leasing and equipment finance and auto finance portfolios. The decreases in the average consumer real estate portfolios reflect a decline in production of new loans as marketplace rates available for fixed-rate loans are not as attractive to TCF. The increase in the average leasing and equipment finance portfolios from both periods was primarily due to growth in core market segments and an equipment finance portfolio acquisition in December 2011, partially offset by runoff of acquired portfolios. The increase in average inventory finance portfolios from the first quarter of 2011 was primarily due to the funding of dealers of BRP. The increase from the fourth quarter of 2011 was primarily due to seasonal growth in the lawn and garden programs and the funding of BRP dealers.

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Credit Quality

•	Non-performing assets and over 60-day delinquencies remained relatively flat and first quarter 2012 net charge-offs were at the lowest quarterly level over the last eight quarters.

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Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5

($ in thousands)	Performing Loans and Leases(1)				60+ Days
			Accruing		Delinquent and	Non-accrual	Total Loans
March 31, 2012	Non-classified	Classified(2)	TDRs(3)	Total	Accruing	Loans and Leases	and Leases
Consumer real estate	$6,149,586	$-	$413,364	$6,562,950	$103,655	$149,304	$6,815,909
Commercial	3,011,101	207,691	109,195	3,327,987	3,425	135,677	3,467,089
Leasing and equipment finance	3,071,833	19,111	845	3,091,789	6,951	20,015	3,118,755
Inventory finance	1,630,126	6,538	-	1,636,664	185	1,109	1,637,958
Auto finance	138,879	-	-	138,879	168	-	139,047
Other	26,288	-	-	26,288	52	2,838	29,178
Total loans and leases	$14,027,813	$233,340	$523,404	$14,784,557	$114,436	$308,943	$15,207,936
Percent of total loans and leases	92.3%	1.5%	3.4%	97.2%	.8%	2.0%	100.0%

($ in thousands)	Performing Loans and Leases(1)				60+ Days
			Accruing		Delinquent and	Non-accrual	Total Loans
December 31, 2011	Non-classified	Classified(2)	TDRs(3)	Total	Accruing	Loans and Leases	and Leases
Consumer real estate	$6,233,515	$-	$402,770	$6,636,285	$109,635	$149,371	$6,895,291
Commercial	2,987,876	234,501	98,448	3,320,825	1,148	127,519	3,449,492
Leasing and equipment finance	3,093,194	21,451	776	3,115,421	6,255	20,583	3,142,259
Inventory finance	616,677	7,040	-	623,717	160	823	624,700
Auto finance	3,231	-	-	3,231	397	-	3,628
Other	34,829	-	-	34,829	41	15	34,885
Total loans and leases	$12,969,322	$262,992	$501,994	$13,734,308	$117,636	$298,311	$14,150,255
Percent of total loans and leases	91.7%	1.9%	3.5%	97.1%	.8%	2.1%	100.0%

($ in thousands)	Performing Loans and Leases(1)				60+ Days
			Accruing		Delinquent and	Non-accrual	Total Loans
March 31, 2011	Non-classified	Classified(2)	TDRs(3)	Total	Accruing	Loans and Leases	and Leases
Consumer real estate	$6,489,701	$-	$327,592	$6,817,293	$89,552	$155,190	$7,062,035
Commercial	3,053,296	398,524	26,927	3,478,747	1,864	127,745	3,608,356
Leasing and equipment finance	3,001,250	33,333	1,110	3,035,693	9,639	34,634	3,079,966
Inventory finance	1,005,837	3,496	-	1,009,333	274	1,437	1,011,044
Other	35,019	-	-	35,019	78	43	35,140
Total loans and leases	$13,585,103	$435,353	$355,629	$14,376,085	$101,407	$319,049	$14,796,541
Percent of total loans and leases	91.8%	2.9%	2.4%	97.1%	.7%	2.2%	100.0%

(1) Includes all loans and leases that are not 60+ days delinquent or on non-accrual status.

(2) Excludes classified loans and leases that are accruing TDRs and 60+ days delinquent.  “Classified” loans and leases are those for which management has concerns regarding the borrower’s ability to meet the existing terms and conditions, but may never become non-performing or result in a loss.

(3) Excludes accruing TDRs that are 60+ days delinquent.

At March 31, 2012:

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Performing loans and leases includes all loans and leases that are not over 60-days delinquent or on non-accrual status. Performing loans and leases were 97.2 percent of total loans and leases at March 31, 2012, a slight increase from 97.1 percent at December 31, 2011. The increase was due to the growth of high credit quality inventory finance loans.

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The over 60-day delinquency rate was .77 percent, down from .85 percent at December 31, 2011 and up from .7 percent at March 31, 2011. The decrease from the fourth quarter of 2011 was primarily due to growth in the overall inventory finance portfolio and, to a lesser extent, decreases in consumer real estate junior lien delinquencies.

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Non-accrual loans and leases were $308.9 million at March 31, 2012, an increase of $10.6 million, or 3.6 percent, from December 31, 2011 and a decrease of $10.1 million, or 3.2 percent, from March 31, 2011. The increase from December 31, 2011 was primarily due to a $15.2 million increase in commercial real estate non-accrual loans, partially offset by a $7 million decrease in commercial business non-accrual loans. The decrease from March 31, 2011 was primarily due to a $14.6 million decrease in leasing and equipment finance non-accrual loans and leases as a result of fewer loans and leases entering non-accrual status, partially offset by an increase in commercial real estate non-accruals.

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Other real estate owned was $127.2 million at March 31, 2012, a decrease of $7.7 million from December 31, 2011 and a decrease of $14.9 million from March 31, 2011. The decrease from December 31, 2011 was primarily due to decreased transfers of commercial real estate loans from non-accrual status. The decrease from March 31, 2011 was primarily due to a decrease in the number of consumer properties owned.

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Consumer real estate TDRs include loans where a payment modification (but not a reduction of principal) has been granted to a residential real estate customer. Accruing consumer real estate TDRs totaled $445 million at March 31, 2012, and had been in that status for an average of 15 months. These loans had a weighted average yield of 3.7 percent, were reserved at 13.5 percent and 7.1 percent were over 60-days delinquent.

•	At March 31, 2012, approximately 56 percent of the accruing consumer real estate TDRs were permanent modifications and 4.1 percent of the accruing permanent modifications were over 60-days delinquent.

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Commercial TDRs include loans where a payment or other modification (but not a reduction of principal) has been granted. Accruing commercial TDRs had a weighted average yield of 5.4 percent and .63 percent were over 60-days delinquent at March 31, 2012.

Allowance for Loan and Lease Losses

Credit Quality Summary									Table 6
($ in thousands)							Percent Change
	1Q		4Q		1Q		1Q 2012 vs		1Q 2012 vs
Allowance for Loan and Lease Losses	2012		2011		2011		4Q 2011		1Q 2011
Balance at beginning of period	$255,672		$254,325		$265,819.5%				(3.8)%
Charge-offs	(44,675)		(62,973)		(61,105)		(29.1)		(26.9)
Recoveries	5,742		5,051		5,293		13.7		8.5
Net charge-offs	38,933		57,922		55,812		(32.8)		(30.2)
Provision for credit losses	48,542		59,249		45,274		(18.1)		7.2
Other	12		20		27		(40.0)		(55.6)
Balance at end of period	$265,293		$255,672		$255,308		3.8		3.9

Net charge-offs as a percentage of
average loans and leases(1)
Consumer real estate
First mortgage lien	1.66%		1.94%		1.81%		(28	) bps	(15	) bps
Junior lien	3.03		2.63		2.39		40		64
Total consumer real estate	2.09		2.15		1.99		(6)		10
Commercial	.18		1.79		1.96		(161)		(178)
Leasing and equipment finance	.02		.46		.36		(44)		(34)
Inventory finance	.22		.03		.10		19		12
Auto finance	.01		-		-		1		1
Other	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.
Total	1.06		1.63		1.51		(57)		(45)

Allowance as a percentage of period end loans and leases	1.74%		1.81%		1.73%
Ratio of allowance to net charge-offs(1)	1.70	X	1.10	X	1.10	X

N.M. = Not meaningful.
(1) Annualized.

At March 31, 2012:

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Allowance for loan and lease losses was $265.3 million, or 1.74 percent of loans and leases, an increase of $10 million compared with $255.7 million, or 1.81 percent, at December 31, 2011 and $255.3 million, or 1.73 percent, at March 31, 2011.

For the quarter ended March 31, 2012:

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Provision for credit losses was $48.5 million, a decrease of $10.7 million from $59.2 million recorded in the fourth quarter of 2011 and an increase from $45.3 million in the first quarter of 2011. The decrease from the fourth quarter of 2011 was primarily due to decreased net charge-offs in the commercial

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portfolio and decreased provision expense on consumer real estate TDRs, as fewer loans were modified in the first quarter of 2012 compared with the fourth quarter of 2011. The increase from the first quarter of 2011 was primarily due to increased reserves on the inventory finance portfolio as a result of increased loan balances.

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Net loan and lease charge-offs were $38.9 million, or 1.06 percent, annualized, of average loans and leases, down $19 million from $57.9 million, or 1.63 percent, annualized, in the fourth quarter of 2011 and down from $55.8 million, or 1.51 percent, annualized, in the first quarter of 2011. The decrease from both the first quarter and the fourth quarter of 2011 was primarily due to decreases in net charge-offs in commercial real estate and leasing and equipment finance.

Deposits

Average Deposits				Table 7
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q 2012 vs	1Q 2012 vs
	2012	2011	2011	4Q 2011	1Q 2011

Checking	$4,565,065	$4,449,640	$4,501,931	2.6%	1.4%
Savings	5,905,118	5,878,392	5,444,381.5		8.5
Money market	662,493	662,024	673,503.1		(1.6)
Subtotal	11,132,676	10,990,056	10,619,815	1.3	4.8
Certificates	1,135,673	1,112,735	1,092,537	2.1	3.9
Total deposits	$12,268,349	$12,102,791	$11,712,352	1.4	4.8

Total new checking accounts	97,719	94,321	97,459	3.6	.27
Average interest rate on deposits(1)	.30%	.32%	.42%

(1) Annualized.

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Total average deposits increased $165.6 million, or 1.4 percent, from the fourth quarter of 2011 primarily due to increases in the average balances of checking accounts. Total average deposits increased $556 million, or 4.8 percent, from the first quarter of 2011 primarily due to an increase in the average balance of savings accounts.

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The average interest cost of deposits in the first quarter of 2012 was .30 percent, down 2 basis points from the fourth quarter of 2011 and down 12 basis points from the first quarter of 2011. The decrease

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from both periods was primarily due to pricing strategies on certain deposit products. The weighted average interest rate on deposits was .29 percent at March 31, 2012.

Non-interest Expense

Non-interest Expense					Table 8
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q 2012 vs	1Q 2012 vs
	2012	2011	2011	4Q 2011	1Q 2011
Compensation and
employee benefits	$95,967	$82,595	$89,357	16.2%	7.4%
Occupancy and equipment	32,246	32,366	32,159	(.4)	.3
FDIC insurance	6,386	6,647	7,195	(3.9)	(11.2)
Deposit account premiums	5,971	6,482	3,198	(7.9)	86.7
Advertising and marketing	2,617	2,250	3,160	16.3	(17.2)
Other	37,296	39,148	34,566	(4.7)	7.9
Core operating expenses	180,483	169,488	169,635	6.5	6.4
Loss on termination of debt	550,735	-	-	100.0	100.0
Foreclosed real estate and
repossessed assets, net	11,047	11,323	12,868	(2.4)	(14.2)
Operating lease depreciation	6,731	6,811	7,928	(1.2)	(15.1)
Other credit costs, net	(288)	(89)	2,548	N.M .	N.M .
Total non-interest expense	$748,708	$187,533	$192,979	N.M .	N.M .

N.M. = Not meaningful.

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Compensation and employee benefits expense increased $6.6 million, or 7.4 percent, from the first quarter of 2011 and increased $13.4 million, or 16.2 percent, from the fourth quarter of 2011. The increase from the first quarter of 2011 was primarily due to the newly acquired auto finance business as well as increased headcount related to achieving staffing levels for increased assets in the BRP program in Inventory Finance. The increase from the fourth quarter of 2011 was primarily due to $4.4 million of net gains recognized on the annual re-measurement of retirement benefit plan assets and liabilities during the fourth quarter of 2011, the newly acquired auto finance business as it ramps up capacity to originate loans and service higher loan volumes and higher seasonal payroll tax expenses in the first quarter of 2012.

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FDIC insurance expense decreased $809 thousand, or 11.2 percent, from the first quarter of 2011 and decreased $261 thousand, or 3.9 percent, from the fourth quarter of 2011. The decrease from the first quarter of 2011 was primarily due to the balance sheet repositioning during March of 2012 which resulted in a lower assessment base and changes in the FDIC insurance rate calculation for banks over

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$10 billion in assets, which were implemented on April 1, 2011. The decrease from the fourth quarter of 2011 was primarily due to the balance sheet repositioning during March of 2012 which resulted in a lower assessment base.

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Deposit account premiums increased $2.8 million, or 86.7 percent, from the first quarter of 2011 and decreased $511 thousand, or 7.9 percent, from the fourth quarter of 2011. The increase from the first quarter of 2011 was primarily due to changes in the account premium programs, beginning in April 2011, resulting in increased premiums paid to qualifying accounts. The decrease from the fourth quarter of 2011 was primarily due to a decrease in the production of accounts that qualified for premiums despite an overall increase in account production.

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Other non-interest expense increased $2.7 million, or 7.9 percent, from the first quarter of 2011 and decreased $1.9 million, or 4.7 percent, from the fourth quarter of 2011. The increase from the first quarter of 2011 was primarily due to an increase in expenses incurred as a result of the transfer of certain bank operations to South Dakota during the first quarter of 2012. The decrease from the fourth quarter of 2011 was primarily due to transaction costs related to the acquisition of Gateway One that were incurred during the fourth quarter of 2011.

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As previously disclosed, during March of 2012, TCF restructured $3.6 billion of long-term borrowings that had a 4.3 percent weighted average rate and recognized a pre-tax loss of $551 million. TCF replaced $2.1 billion of 4.4 percent weighted average fixed-rate, Federal Home Loan Bank advances with a mix of floating and fixed-rate borrowings with a current weighted average rate of .5 percent. In addition, TCF terminated $1.5 billion of 4.2 percent weighted average fixed-rate borrowings under repurchase agreements. Related to these transactions, TCF sold $1.9 billion of mortgage backed securities and recognized a pre-tax gain of $77 million.

•

Foreclosed real estate and repossessed asset expense decreased $1.8 million, or 14.2 percent, from the first quarter of 2011 and decreased $276 thousand, or 2.4 percent, from the fourth quarter of 2011. The decrease from the first quarter of 2011 was primarily due to reduced writedowns on consumer real estate

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properties as a result of a decrease in the number of properties owned. The decrease from the fourth quarter of 2011 was primarily due to reduced writedowns on consumer real estate properties owned, partially offset by increased property tax expenses on consumer real estate and commercial real estate properties owned.

Capital and Borrowing Capacity

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	1Q		4Q
	2012		2011
Total equity	$1,549,325		$1,878,627
Total equity to total assets	8.69%		9.90%
Book value per common share	$9.44		$11.65
Tangible realized common equity to tangible assets(1)	7.36%		8.42%

Risk-based capital
Tier 1	$1,431,565	9.97%	$1,706,926	12.67%
Total	1,705,518	11.88	1,994,875	14.80
Excess over 10%(2)	269,779	1.88	647,342	4.80

Tier 1 Leverage Capital	$1,431,565	7.68%	$1,706,926	9.15%

Tier 1 common capital(3)	$1,298,259	9.04%	$1,581,432	11.74%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) The well-capitalized requirements are determined by the Federal Reserve for TCF pursuant to the FDIC Improvement Act of 1991.
(3) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•

Changes in capital ratios since December 31, 2011 are primarily the result of the balance sheet repositioning completed during March 2012, offset by earnings from operations in the quarter. TCF continues to exceed the 10 percent “well-capitalized” requirement.

•

On April 16, 2012, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on May 31, 2012 to stockholders of record at the close of business on April 27, 2012.

•	At March 31, 2012, TCF had $2.8 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $530 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss the first quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on April 19, 2012 at 10:00 a.m. CT.  Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $17.8 billion in total assets at March 31, 2012. TCF has over 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business and leverage lending in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions, Credit and Other Risks  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; limitations on TCF’s ability to attract and retain manufacturers and dealers to expand the inventory finance business.

Legislative and Regulatory Requirements  New consumer protection and supervisory requirements and regulations, including those resulting from action by the CFPB and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the  Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in

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securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Competitive Conditions; Supermarket Branching Risk; Growth Risks  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; customers completing financial transactions without using a bank; the effect of any negative publicity; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify our balance sheet through programs or new opportunities; failure to successfully attract and retain new customers; product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters  Technological or operational difficulties, loss or theft of information, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$205,984	$214,673	$(8,689)	(4.0)%
Securities available for sale	19,112	19,429	(317)	(1.6)
Investments and other	2,433	1,801	632	35.1
Total interest income	227,529	235,903	(8,374)	(3.5)
Interest expense:
Deposits	9,061	12,004	(2,943)	(24.5)
Borrowings	38,295	49,859	(11,564)	(23.2)
Total interest expense	47,356	61,863	(14,507)	(23.5)
Net interest income	180,173	174,040	6,133	3.5
Provision for credit losses	48,542	45,274	3,268	7.2
Net interest income after provision for
credit losses	131,631	128,766	2,865	2.2
Non-interest income:
Fees and service charges	41,856	53,513	(11,657)	(21.8)
Card revenue	13,207	26,584	(13,377)	(50.3)
ATM revenue	6,199	6,705	(506)	(7.5)
Subtotal	61,262	86,802	(25,540)	(29.4)
Leasing and equipment finance	22,867	26,750	(3,883)	(14.5)
Gains on sales of auto loans	2,250	-	2,250	N.M.
Other	2,355	694	1,661	N.M.
Fees and other revenue	88,734	114,246	(25,512)	(22.3)
Gains on securities, net	76,611	-	76,611	N.M.
Total non-interest income	165,345	114,246	51,099	44.7
Non-interest expense:
Compensation and employee benefits	95,967	89,357	6,610	7.4
Occupancy and equipment	32,246	32,159	87.3
FDIC insurance	6,386	7,195	(809)	(11.2)
Deposit account premiums	5,971	3,198	2,773	86.7
Advertising and marketing	2,617	3,160	(543)	(17.2)
Other	37,296	34,566	2,730	7.9
Subtotal	180,483	169,635	10,848	6.4
Loss on termination of debt	550,735	-	550,735	N.M.
Foreclosed real estate and repossessed assets, net	11,047	12,868	(1,821)	(14.2)
Operating lease depreciation	6,731	7,928	(1,197)	(15.1)
Other credit costs, net	(288)	2,548	(2,836)	(111.3)
Total non-interest expense	748,708	192,979	555,729	N.M.
(Loss) income before income tax expense	(451,732)	50,033	(501,765)	N.M.
Income tax (benefit) expense	(170,244)	18,772	(189,016)	N.M.
(Loss) income after income tax expense	(281,488)	31,261	(312,749)	N.M.
Income attributable to non-controlling interest	1,406	989	417	42.2
Net (loss) income available to common stockholders	$(282,894)	$30,272	$(313,166)	N.M.
Other comprehensive loss:
Reclassification adjustment for securities gains
included in net income	(76,967)	-	(76,967)	N.M.
Unrealized holding losses arising during the
period on securities available for sale	(7,768)	(21,070)	13,302	(63.1)
Foreign currency hedge	(404)	(507)	103	(20.3)
Foreign currency translation adjustment	385	414	(29)	(7.0)
Recognized postretirement prior service cost
and transition obligation	(7)	1	(8)	N.M.
Income tax benefit	31,208	7,904	23,304	N.M.
Total other comprehensive loss	(53,553)	(13,258)	(40,295)	N.M.
Comprehensive (loss) income	$(336,447)	$17,014	$(353,461)	N.M.
Net (loss) income per common share:
Basic	$(1.78)	$.21	$(1.99)	N.M.
Diluted	(1.78)	.21	(1.99)	N.M.
Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent
shares outstanding (in thousands):
Basic	158,506	144,395	14,112	9.8
Diluted	158,506	144,739	13,768	9.5

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Mar. 31	At Dec. 31	Change
	2012	2011	$	%
ASSETS

Cash and due from banks	$705,642	$1,389,704	$(684,062)	(49.2)%
Investments	168,440	157,780	10,660	6.8
Securities available for sale	728,894	2,324,038	(1,595,144)	(68.6)
Loans and leases held for sale	1,918	14,321	(12,403)	(86.6)
Loans and leases:
Consumer real estate	6,815,909	6,895,291	(79,382)	(1.2)
Commercial	3,467,089	3,449,492	17,597.5
Leasing and equipment finance	3,118,755	3,142,259	(23,504)	(.7)
Inventory finance	1,637,958	624,700	1,013,258	162.2
Auto finance	139,047	3,628	135,419	N.M.
Other	29,178	34,885	(5,707)	(16.4)
Total loans and leases	15,207,936	14,150,255	1,057,681	7.5
Allowance for loan and lease losses	(265,293)	(255,672)	(9,621)	(3.8)
Net loans and leases	14,942,643	13,894,583	1,048,060	7.5
Premises and equipment, net	433,364	436,281	(2,917)	(.7)
Goodwill	225,640	225,640	-	-
Other assets	626,916	537,041	89,875	16.7
Total assets	$17,833,457	$18,979,388	$(1,145,931)	(6.0)

LIABILITIES AND EQUITY

Deposits:
Checking	$4,886,003	$4,629,749	$256,254	5.5
Savings	5,998,764	5,855,263	143,501	2.5
Money market	665,642	651,377	14,265	2.2
Subtotal	11,550,409	11,136,389	414,020	3.7
Certificates of deposit	1,208,631	1,065,615	143,016	13.4
Total deposits	12,759,040	12,202,004	557,036	4.6
Short-term borrowings	1,157,189	6,416	1,150,773	N.M.
Long-term borrowings	1,962,053	4,381,664	(2,419,611)	(55.2)
Total borrowings	3,119,242	4,388,080	(1,268,838)	(28.9)
Accrued expenses and other liabilities	405,850	510,677	(104,827)	(20.5)
Total liabilities	16,284,132	17,100,761	(816,629)	(4.8)
Equity:
Preferred stock, par value $.01 per share,
30,000,000 authorized; none issued and outstanding	-	-	-	-
Common stock, par value $.01 per share,
280,000,000 shares authorized; 162,174,546
and 160,366,380 shares issued	1,622	1,604	18	1.1
Additional paid-in capital	736,288	715,247	21,041	2.9
Retained earnings, subject to certain restrictions	836,995	1,127,823	(290,828)	(25.8)
Accumulated other comprehensive income	3,273	56,826	(53,553)	(94.2)
Treasury stock at cost, 42,566, and 42,566
shares, and other	(47,159)	(33,367)	(13,792)	(41.3)
Total TCF Financial Corp. stockholders’ equity	1,531,019	1,868,133	(337,114)	(18.0)
Non-controlling interest in subsidiaries	18,306	10,494	7,812	74.4
Total equity	1,549,325	1,878,627	(329,302)	(17.5)
Total liabilities and equity	$17,833,457	18,979,388	(1,145,931)	(6.0)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2012	2011	2011	2011	2011	2011		2011
Delinquency Data - Principal Balances(1)
60 days or more:
Consumer real estate
First mortgage lien	$88,092	$87,358	$78,241	$74,090	$70,024	$734		$18,068
Junior lien	15,563	22,277	18,499	17,780	19,528	(6,714)		(3,965)
Total consumer real estate	103,655	109,635	96,740	91,870	89,552	(5,980)		14,103
Commercial	3,425	1,148	3,079	6,238	1,864	2,277		1,561
Leasing and equipment finance	4,919	3,512	2,840	2,447	5,274	1,407		(355)
Inventory finance	185	160	306	145	240	25		(55)
Auto finance	2	-	-	-	-	2		2
Other	52	41	58	171	78	11		(26)
Subtotal	112,238	114,496	103,023	100,871	97,008	(2,258)		15,230
Acquired portfolios	2,198	3,140	1,870	2,993	4,399	(942)		(2,201)
Total delinquencies	$114,436	$117,636	$104,893	$103,864	$101,407	$(3,200)		$13,029

Delinquency Data - % of Portfolio(1)
60 days or more:
Consumer real estate
First mortgage lien	1.93%	1.89%	1.68%	1.58%	1.48%	4	bps	45	bps
Junior lien	.74	1.04	.86	.82	.89	(30)		(15)
Total consumer real estate	1.55	1.63	1.42	1.34	1.30	(8)		25
Commercial	.10	.03	.09	.18	.05	7		5
Leasing and equipment finance	.17	.13	.11	.09	.20	4		(3)
Inventory finance	.01	.03	.04	.02	.03	(2)		(2)
Other	.20	.12	.18	.46	.22	8		(2)
Subtotal	.77	.85	.75	.73	.69	(8)		8
Acquired portfolios	.66	.84	.51	.70	.89	(18)		(23)
Total delinquencies	.77	.85	.75	.73	.70	(8)		7

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2012	2011	2011	2011	2011	2011		2011
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$125,895	$129,114	$130,671	$129,837	$133,865	$(3,219)		$(7,970)
Junior lien	23,409	20,257	18,223	21,069	21,325	3,152		2,084
Total consumer real estate	149,304	149,371	148,894	150,906	155,190	(67)		(5,886)
Commercial	135,677	127,519	133,260	140,407	127,745	8,158		7,932
Leasing and equipment finance	20,015	20,583	24,437	29,682	34,634	(568)		(14,619)
Inventory finance	1,109	823	1,077	634	1,437	286		(328)
Other	2,838	15	4	32	43	2,823		2,795
Total non-accrual loans and leases	$308,943	$298,311	$307,672	$321,661	$319,049	$10,632		$(10,106)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$298,311	$307,672	$321,661	$319,049	$345,257	$(9,361)		$(46,946)
Additions	85,670	125,893	80,014	86,996	80,596	(40,223)		5,074
Charge-offs	(19,683)	(38,263)	(29,338)	(22,401)	(37,417)	18,580		17,734
Transfers to other assets	(25,603)	(31,486)	(21,654)	(27,078)	(33,541)	5,883		7,938
Return to accrual status	(21,243)	(19,932)	(20,272)	(21,985)	(24,634)	(1,311)		3,391
Payments received	(9,202)	(45,238)	(23,843)	(14,383)	(12,881)	36,036		3,679
Other, net	693	(335)	1,104	1,463	1,669	1,028		(976)
Balance, end of period	$308,943	$298,311	$307,672	$321,661	$319,049	$10,632		$(10,106)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011	2011	2011	2011	2011
Other Real Estate Owned
Other real estate owned(1)
Consumer real estate	$84,996	$87,792	$88,206	$94,311	$97,976	$(2,796)	$(12,980)
Commercial real estate	42,232	47,106	42,207	42,188	44,178	(4,874)	(1,946)
Total other real estate owned	$127,228	$134,898	$130,413	$136,499	$142,154	$(7,670)	$(14,926)

Other real estate owned - rollforward
Balance, beginning of period	$134,898	$130,413	$136,499	$142,154	$141,065	$4,485	$(6,167)
Transferred in	25,624	33,864	24,939	27,649	35,480	(8,240)	(9,856)
Sales	(28,601)	(25,909)	(26,095)	(28,759)	(31,328)	(2,692)	2,727
Writedowns	(5,267)	(5,719)	(6,337)	(6,741)	(6,266)	452	999
Other, net	574	2,249	1,407	2,196	3,203	(1,675)	(2,629)
Balance, end of period	$127,228	$134,898	$130,413	$136,499	$142,154	$(7,670)	$(14,926)

Ending number of properties owned
Consumer real estate	466	465	456	488	493	1	(27)
Commercial real estate	32	33	33	26	26	(1)	6
Total	498	498	489	514	519	-	(21)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At March 31, 2012		At December 31, 2011		At March 31, 2011		Change from
		% of		% of		% of	Dec. 31,		Mar. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2011		2011
Consumer real estate	$183,825	2.70%	$183,435	2.66%	$174,097	2.47%	4	bps	23	bps
Commercial	50,444	1.45	46,954	1.36	50,119	1.39	9		6
Leasing and
equipment finance	21,537.69		21,173.67		26,272.85		2		(16)
Inventory finance	7,556.46		2,996.48		3,344.33		(2)		13
Auto finance	1,019.73		-	-	-	-	73		73
Other	912	3.13	1,114	3.19	1,476	4.20	(6)		(107)
Total	$265,293	1.74	$255,672	1.81	$255,308	1.73	(7)		1

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended(1)					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2012	2011	2011	2011	2011	2011		2011
Consumer real estate
First mortgage lien	1.66%	1.94%	2.29%	1.78%	1.81%	(28)	bps	(15)	bps
Junior lien	3.03	2.63	2.99	2.75	2.39	40		64
Total consumer real estate	2.09	2.15	2.51	2.09	1.99	(6)		10
Commercial	.18	1.79	.57	.30	1.96	(161)		(178)
Leasing and equipment finance	.02	.46	.36	.45	.36	(44)		(34)
Inventory finance	.22	.03	.13	.13	.10	19		12
Auto finance	.01	-	-	-	-	1		1
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	1.06	1.63	1.48	1.19	1.51	(57)		(45)

(1)  Annualized.

N.M. Non Meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012			2011
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1)	Balance	Interest	Rates(1)
ASSETS:
Investments and other	$745,861	$2,388	1.29%	$578,064	$1,801	1.26%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2,087,017	19,109	3.66	1,961,234	19,411	3.96
U.S. Treasury securities	-	-	-	47,269	13.11
Other securities	230	3	5.24	387	5	5.21
Total securities available for sale(2)	2,087,247	19,112	3.66	2,008,890	19,429	3.87
Loans and leases held for sale	5,872	45	3.08	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,443,148	66,155	5.99	4,734,618	71,806	6.15
Variable-rate	2,401,915	30,068	5.03	2,367,341	30,280	5.19
Total consumer real estate	6,845,063	96,223	5.65	7,101,959	102,086	5.83
Commercial:
Fixed- and adjustable-rate	2,737,848	38,209	5.61	2,912,593	42,042	5.85
Variable-rate	719,872	7,512	4.20	710,870	7,657	4.37
Total commercial	3,457,720	45,721	5.32	3,623,463	49,699	5.56
Leasing and equipment finance	3,128,329	44,001	5.63	3,119,669	47,557	6.10
Inventory finance	1,145,183	18,725	6.58	872,785	15,325	7.12
Auto finance	85,562	1,583	7.44	-	-	-
Other	17,582	368	8.42	21,757	476	8.87
Total loans and leases	14,679,439	206,621	5.65	14,739,633	215,143	5.90
Total interest-earning assets	17,518,419	228,166	5.24	17,326,587	236,373	5.51
Other assets	1,379,289			1,154,433
Total assets	$18,897,708			$18,481,020
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,359,781			$1,457,723
Small business	708,416			668,316
Commercial and custodial	305,064			291,513
Total non-interest bearing deposits	2,373,261			2,417,552
Interest-bearing deposits:
Checking	2,214,192	902.16		2,104,433	1,356.26
Savings	5,882,730	5,436.37		5,424,327	7,497.56
Money market	662,493	610.37		673,503	908.55
Subtotal	8,759,415	6,948.32		8,202,263	9,761.48
Certificates of deposit	1,135,673	2,113.75		1,092,537	2,243.83
Total interest-bearing deposits	9,895,088	9,061.37		9,294,800	12,004.52
Total deposits	12,268,349	9,061.30		11,712,352	12,004.42
Borrowings:
Short-term borrowings	436,171	329.30		83,038	92.45
Long-term borrowings	3,817,165	37,966	4.00	4,702,729	49,767	4.28
Total borrowings	4,253,336	38,295	3.62	4,785,767	49,859	4.22
Total interest-bearing liabilities	14,148,424	47,356	1.35	14,080,567	61,863	1.78
Total deposits and borrowings	16,521,685	47,356	1.15	16,498,119	61,863	1.52
Other liabilities	577,142			460,434
Total liabilities	17,098,827			16,958,553
Total TCF Financial Corp. stockholders’ equity	1,785,375			1,514,572
Non-controlling interest in subsidiaries	13,506			7,895
Total equity	1,798,881			1,522,467
Total liabilities and equity	$18,897,708			$18,481,020
Net interest income and margin		$180,810	4.14%		$174,510	4.06%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
Interest income:
Loans and leases	$205,984	$205,415	$210,885	$213,823	$214,673
Securities available for sale	19,112	22,559	22,561	20,639	19,429
Investments and other	2,433	2,333	1,997	1,836	1,801
Total interest income	227,529	230,307	235,443	236,298	235,903
Interest expense:
Deposits	9,061	9,791	11,883	11,430	12,004
Borrowings	38,295	47,082	47,496	48,718	49,859
Total interest expense	47,356	56,873	59,379	60,148	61,863
Net interest income	180,173	173,434	176,064	176,150	174,040
Provision for credit losses	48,542	59,249	52,315	44,005	45,274
Net interest income after provision for
credit losses	131,631	114,185	123,749	132,145	128,766
Non-interest income:
Fees and service charges	41,856	51,002	58,452	56,396	53,513
Card revenue	13,207	13,643	27,701	28,219	26,584
ATM revenue	6,199	6,608	7,523	7,091	6,705
Subtotal	61,262	71,253	93,676	91,706	86,802
Leasing and equipment finance	22,867	18,492	21,646	22,279	26,750
Gains on sales of auto loans	2,250	1,133	-	-	-
Other	2,355	1,570	786	384	694
Fees and other revenue	88,734	92,448	116,108	114,369	114,246
Gains (losses) on securities, net	76,611	5,842	1,648	(227)	-
Total non-interest income	165,345	98,290	117,756	114,142	114,246
Non-interest expense:
Compensation and employee benefits	95,967	82,595	87,758	89,082	89,357
Occupancy and equipment	32,246	32,366	31,129	30,783	32,159
FDIC insurance	6,386	6,647	7,363	7,542	7,195
Deposit account premiums	5,971	6,482	7,045	6,166	3,198
Advertising and marketing	2,617	2,250	1,145	3,479	3,160
Other	37,296	39,148	34,708	37,067	34,566
Subtotal	180,483	169,488	169,148	174,119	169,635
Loss on termination of debt	550,735	-	-	-	-
Foreclosed real estate and repossessed assets, net	11,047	11,323	12,430	12,617	12,868
Operating lease depreciation	6,731	6,811	7,409	7,859	7,928
Other credit costs, net	(288)	(89)	(139)	496	2,548
Total non-interest expense	748,708	187,533	188,848	195,091	192,979
(Loss) income before income tax expense	(451,732)	24,942	52,657	51,196	50,033
Income tax (benefit) expense	(170,244)	7,424	19,159	19,086	18,772
(Loss) income after income tax expense	(281,488)	17,518	33,498	32,110	31,261
Income attributable to non-controlling interest	1,406	1,075	1,243	1,686	989
Net (loss) income available to common stockholders	$(282,894)	$16,443	$32,255	$30,424	$30,272
Other comprehensive (loss) income:
Unrealized holding (losses) gains arising during the
period on securities available for sale	(7,768)	(4,334)	116,958	31,084	(21,070)
Recognized postretirement prior service cost
and transition obligation	(7)	305	1	1	1
Reclassification adjustment for securities gains
included in net income	(76,967)	(6,130)	(1,915)	-	-
Foreign currency translation adjustment	385	443	(1,410)	120	414
Foreign currency hedge	(404)	(458)	1,319	(93)	(507)
Income tax benefit (expense)	31,208	3,890	(42,643)	(11,362)	7,904
Total other comprehensive (loss) income	(53,553)	(6,284)	72,310	19,750	(13,258)
Comprehensive (loss) income	$(336,447)	$10,159	$104,565	$50,174	$17,014

Net (loss) income per common share:
Basic	$(1.78)	$.10	$.20	$.19	$.21
Diluted	(1.78)	.10	.20	.19	.21

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios:(1)
Return on average assets	(5.96)%	.37%	.71%	.68%	.68%
Return on average common equity	(63.38)	3.55	7.12	7.00	8.00
Net interest margin	4.14	3.92	3.96	4.02	4.06

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011

ASSETS
Cash and due from banks	$863,310	$1,175,118	$1,078,521	$802,812	$677,695
Investments	168,805	162,359	162,717	166,039	172,309
U.S. Government sponsored entities:
Mortgage-backed securities	2,021,574	2,374,026	2,357,865	2,153,016	1,979,648
U.S. Treasury securities	-	-	10,761	135,613	47,269
Other securities	1,678	1,816	2,132	2,360	2,578
Total securities available for sale	2,023,252	2,375,842	2,370,758	2,290,989	2,029,495
Loans and leases held for sale	5,872	4,822	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,443,148	4,528,165	4,592,855	4,655,198	4,734,618
Variable-rate	2,401,915	2,404,886	2,392,966	2,379,250	2,367,341
Total consumer real estate	6,845,063	6,933,051	6,985,821	7,034,448	7,101,959
Commercial:
Fixed- and adjustable-rate	2,737,848	2,775,219	2,853,117	2,877,903	2,912,593
Variable-rate	719,872	701,441	711,081	719,741	710,870
Total commercial	3,457,720	3,476,660	3,564,198	3,597,644	3,623,463
Leasing and equipment finance	3,128,329	3,043,329	3,066,208	3,068,550	3,119,669
Inventory finance	1,145,183	766,885	826,198	978,505	872,785
Auto finance	85,562	1,442	-	-	-
Other	17,582	17,944	18,183	19,463	21,757
Total loans and leases	14,679,439	14,239,311	14,460,608	14,698,610	14,739,633
Allowance for loan and lease losses	(257,895)	(251,158)	(253,547)	(255,441)	(263,014)
Net loans and leases	14,421,544	13,988,153	14,207,061	14,443,169	14,476,619
Premises and equipment, net	435,412	436,715	439,288	442,529	445,093
Goodwill	225,640	179,070	152,599	152,599	152,599
Other assets	753,873	598,367	582,290	498,194	527,210
Total assets	$18,897,708	$18,920,446	$18,993,234	$18,796,331	$18,481,020

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,359,781	$1,330,462	$1,396,857	$1,475,191	$1,457,723
Small business	708,416	738,867	704,272	683,323	668,316
Commercial and custodial	305,064	303,216	294,253	278,809	291,513
Total non-interest bearing deposits	2,373,261	2,372,545	2,395,382	2,437,323	2,417,552
Interest-bearing deposits:
Checking	2,214,192	2,096,340	2,103,184	2,152,646	2,104,433
Savings	5,882,730	5,859,147	5,789,188	5,608,823	5,424,327
Money market	662,493	662,024	650,598	648,862	673,503
Subtotal	8,759,415	8,617,511	8,542,970	8,410,331	8,202,263
Certificates of deposit	1,135,673	1,112,735	1,114,934	1,092,368	1,092,537
Total interest-bearing deposits	9,895,088	9,730,246	9,657,904	9,502,699	9,294,800
Total deposits	12,268,349	12,102,791	12,053,286	11,940,022	11,712,352
Borrowings:
Short-term borrowings	436,171	37,081	43,073	35,227	83,038
Long-term borrowings	3,817,165	4,387,036	4,403,724	4,513,301	4,702,729
Total borrowings	4,253,336	4,424,117	4,446,797	4,548,528	4,785,767
Accrued expenses and other liabilities	577,142	538,148	672,944	556,641	460,434
Total liabilities	17,098,827	17,065,056	17,173,027	17,045,191	16,958,553
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,617	1,602	1,598	1,594	1,463
Additional paid-in capital	727,596	711,914	705,366	698,683	503,852
Retained earnings, subject to certain restrictions	1,052,632	1,121,866	1,105,322	1,081,101	1,058,395
Accumulated other comprehensive income (loss)	46,029	48,618	34,073	(8,819)	(26,177)
Treasury stock at cost and other	(42,499)	(33,032)	(33,008)	(33,036)	(22,961)
Total TCF Financial Corp. stockholders’ equity	1,785,375	1,850,968	1,813,351	1,739,523	1,514,572
Non-controlling interest in subsidiaries	13,506	4,422	6,856	11,617	7,895
Total equity	1,798,881	1,855,390	1,820,207	1,751,140	1,522,467
Total liabilities and equity	$$18,897,708	$$18,920,446	$18,993,234	$18,796,331	$18,481,020

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011

ASSETS

Investments and other	1.29%	.84%	.83%	1.06%	1.26%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	3.66	3.79	3.86	3.92	3.96
U.S. Treasury securities	-	-	.04	.06	.11
Other securities	5.24	3.36	4.68	5.68	5.21
Total securities available for sale(2)	3.66	3.79	3.84	3.69	3.87
Loans and leases held for sale	3.08	10.78	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	5.99	6.04	6.06	6.08	6.15
Variable-rate	5.03	5.09	5.11	5.15	5.19
Total consumer real estate	5.65	5.71	5.73	5.77	5.83
Commercial:
Fixed- and adjustable-rate	5.61	5.68	5.72	5.78	5.85
Variable-rate	4.20	4.28	4.33	4.32	4.37
Total commercial	5.32	5.40	5.44	5.49	5.56
Leasing and equipment finance	5.63	5.88	6.01	6.02	6.10
Inventory finance	6.58	7.12	7.28	7.11	7.12
Auto finance	7.44	3.30	-	-	-
Other	8.42	8.91	8.44	9.01	8.87
Total loans and leases	5.65	5.75	5.81	5.85	5.90

Total interest-earning assets	5.24	5.20	5.28	5.38	5.51

LIABILITIES

Interest-bearing deposits:
Checking	.16	.15	.20	.23	.26
Savings	.37	.42	.54	.52	.56
Money market	.37	.37	.42	.45	.55
Subtotal	.32	.35	.45	.44	.48
Certificates of deposit	.75	.75	.79	.81	.83
Total interest-bearing deposits	.37	.40	.49	.48	.52
Total deposits	.30	.32	.39	.38	.42
Borrowings:
Short-term borrowings	.30	.29	.29	.24	.45
Long-term borrowings	4.00	4.26	4.28	4.33	4.28
Total borrowings	3.62	4.23	4.24	4.29	4.22

Total interest-bearing liabilities	1.35	1.59	1.67	1.72	1.78

Net interest margin	4.14%	3.92%	3.96%	4.02%	4.06%

(1)  Annualized.

(2)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2012	2011
Computation of total equity to total assets:
Total equity	$1,549,325	$1,878,627
Total assets	17,833,457	18,979,388
Total equity to total assets	8.69%	9.90%

Computation of tangible realized common equity to tangible assets:
Total equity	1,549,325	1,878,627
Less: Non-controlling interest in subsidiaries	18,306	10,494
Total TCF Financial Corp. stockholders’ equity	1,531,019	1,868,133
Less:
Goodwill	225,640	225,640
Other intangibles	6,803	7,134
Accumulated other comprehensive income	3,273	56,826
Tangible realized common equity	$1,295,303	$1,578,533

Total assets	$17,833,457	$18,979,388
Less:
Goodwill	225,640	225,640
Other intangibles	6,803	7,134
Tangible assets	$17,601,014	$18,746,614

Tangible realized common equity to tangible assets	7.36%	8.42%

	At Mar. 31,	At Dec. 31,
	2012	2011
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,431,565	$1,706,926
Total risk-weighted assets	$14,357,389	$13,475,330
Total tier 1 risk-based capital ratio	9.97%	12.67%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,431,565	$1,706,926
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	18,306	10,494
Total tier 1 common capital	$1,298,259	$1,581,432

Total tier 1 common capital ratio	9.04%	11.74%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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